MUELLER WATER PRODUCTS REPORTS CYBERSECURITY INCIDENT ATLANTA, October 28, 2023 - Mueller Water Products, Inc. (NYSE: MWA) (“Mueller” or the “Company”) recently identified a cybersecurity incident impacting certain of its operational and information technology systems. The Company’s incident response team has implemented response and containment protocols and is working diligently to respond to and address this issue. Additionally, the Company has notified law enforcement and is communicating with its customers regarding the incident. Mueller is working with leading third-party cybersecurity specialists to support its investigation and recovery efforts. Although Mueller is working diligently with its third-party specialists on these efforts, the incident has caused and is expected to continue to cause delays in parts of the Company’s business operations that may adversely impact Mueller’s financial results. The investigation to assess the nature and scope of the incident remains ongoing and is in its early stages. Forward-Looking Statements This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, commitments. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. Such forward-looking statements may include, but are not limited to, the Company’s expectations regarding its ability to assess, contain and remediate the cybersecurity incident, the impact of the incident on the Company’s customers, and the impact of the incident on the Company’s business, operations and financial results. Actual results and the timing of events may differ materially from those contemplated by the forward- looking statements due to a number of factors, including, without limitation, ongoing assessment of the incident, legal, reputational and financial risks resulting from the cybersecurity incident and the Company’s ability to adequately assess and remedy the incident, the effectiveness of the Company’s business continuity plans during the incident, the Company’s ability to recover under its cybersecurity insurance policies, and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 18, 2022, and later filings with the SEC on Form 10- Q. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC. About Mueller Water Products, Inc. Mueller Water Products, Inc. is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software technology that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com. Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. Investor Relations and Media Contact: Whit Kincaid 770-206-4116 wkincaid@muellerwp.com